EXHIBIT 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of April 30, 2010, among Thermon Industries, Inc., a Texas corporation and a wholly-owned subsidiary of the Parent (as defined below) (the “Successor”), and Thermon Holding Corp., a Delaware corporation (the “Parent”), Thermon Manufacturing Company, a Texas corporation (“TMC”), Thermon Heat Tracing Services, Inc., a Texas corporation (“THT”), Thermon Heat Tracing Services-I, Inc., a Texas corporation (“THT-I”) and Thermon Heat Tracing Services-II, Inc., a Louisiana corporation ( and together with the Parent, TMC, THT and THT-I, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent under the indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, Thermon Finance, Inc., a Texas corporation (the “Company”) and the Trustee have entered into an indenture, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 9.50% Senior Secured Notes due 2017 (the “Notes”).

WHEREAS, the Company and the Successor have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), which contemplates the filing of a certificate of merger with the Secretary of State of the State of Texas providing for the merger (the “Merger”) of the Company with and into the Successor, with the Successor continuing its corporate existence under the laws of the State of Texas;

WHEREAS, Section 6.01 of the Indenture provides, among other things, that the Company may merge with or into another Person; provided that, among other things, (i) the Person formed by any merger with or into the Company (if other than the Company) expressly assumes by a supplemental indenture executed and delivered to the Trustee all of the obligations of the Company under the Notes and the Indenture and (ii) the Indenture, as so supplemented, remains in full force and effect;

WHEREAS, Section 10.01(d) of the Indenture provides, among other things, that the Indenture Documents may be amended or supplemented without the consent of any Holder to provide for the assumption of the Company’s obligations to Holders in the case of a merger consummated pursuant to Article Six of the Indenture;

WHEREAS, the Successor desires and has requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of evidencing such assumption by the Successor;

WHEREAS, Section 11.02 of the Indenture further provides that, to the extent not a party to the Indenture upon the original execution thereof, each Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which it shall become a Guarantor under Article 11 of the Indenture and shall Guarantee the Obligations of the Company (as defined in the Indenture) under the Indenture and the Notes.

WHEREAS, Section 10.01(e) of the Indenture provides, among other things, that the Indenture Documents may be amended or supplemented without the consent of any Holder to add Guarantees with respect to the Notes;

WHEREAS, the Guarantors named herein desire to execute this First Supplemental Indenture in order to evidence the Guarantors’ Note Guarantees under Article 11 of the Indenture;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the boards of directors of the Successor and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Successor, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE ONE

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUCCESSOR

The Successor represents, warrants and agrees with the Trustee as follows:

SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation as set forth in the preamble hereto.

SECTION 1.2. The execution, delivery and performance by it of this First Supplemental Indenture has been authorized and approved by all necessary corporate action on its part.

SECTION 1.3. The Merger will become effective in accordance with the terms of the Merger Agreement and the laws of the State of Texas when the certificate of merger, with respect to the Merger is accepted by the Secretary of State of the State of Texas (the time the Merger becomes effective being the “Effective Time”). Notice of the Effective Time shall be promptly provided by the Successor to the Trustee.

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SECTION 1.4. The Indenture, as supplemented by this First Supplemental Indenture, shall remain in full force and effect.

ARTICLE TWO

ASSUMPTION AND AGREEMENTS

SECTION 2.1. As of the Effective Time, the Successor hereby assumes the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of the Company to be performed or observed.

SECTION 2.2. Notes authenticated and delivered after the execution of this First Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this First Supplemental Indenture.

SECTION 2.3. The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture Documents, with the same effect as if the Successor had been named as the Company therein.

ARTICLE THREE

NOTE GUARANTEES

SECTION 3.1. As of the Effective Time, the Guarantors named herein hereby agree, jointly and severally with all other Guarantors, to guarantee the Successor’s obligations under the Indenture Documents on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

ARTICLE FOUR

MISCELLANEOUS

SECTION 4.1. Effectiveness. This supplemental indenture shall be effective upon execution by the parties hereto.

SECTION 4.2. Recitals. The recitals contained herein shall be taken as the statements of the Successor and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this First Supplemental Indenture.

SECTION 4.3. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

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SECTION 4.4. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 4.5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

THERMON INDUSTRIES, INC., as the Successor

By:	/s/ Rodney Bingham
	Name:	Rodney Bingham
	Title:	President

THERMON HOLDING CORP., as a Guarantor

By:	/s/ Rodney Bingham
	Name:	Rodney Bingham
	Title:	President

THERMON MANUFACTURING COMPANY, as a Guarantor

By:	/s/ Rodney Bingham
	Name:	Rodney Bingham
	Title:	President

THERMON HEAT TRACING SERVICES, INC., as a Guarantor

By:	/s/ Rodney Bingham
	Name:	Rodney Bingham
	Title:	President

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THERMON HEAT TRACING SERVICES-I, INC., as a Guarantor

By:	/s/ Rodney Bingham
	Name:	Rodney Bingham
	Title:	President

THERMON HEAT TRACING SERVICES-II, INC., as a Guarantor

By:	/s/ Rodney Bingham
	Name:	Rodney Bingham
	Title:	President

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Marcella Burgess
	Name:	Marcella Burgess
	Title:	Vice President

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